Exhibit 10.1

The Charles Schwab Corporation

COMMON STOCK, PAR VALUE $0.01 PER SHARE

REPURCHASE AGREEMENT

July 31, 2022

TD Luxembourg International Holdings SARL

Repurchase Agreement

July 31, 2022

TD LUXEMBOURG INTERNATIONAL HOLDINGS SARL

Ladies and Gentlemen:

Introductory.          The Charles Schwab Corporation, a Delaware corporation (the “Company”), proposes to repurchase from TD Luxembourg International Holdings SARL (the “Seller”) on the Closing Date (as defined below) the Shares (as defined below).

Each of the Company and the Seller understands that, subject to market and other conditions and in the sole discretion of the Seller, the Seller intends to sell a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be determined by the Seller but not to be fewer than ten million shares of Common Stock, in one or more transactions, each taking the form of an auction-style block trade (the “144 Sales”) through one or more brokers (collectively, the “Brokers”), each of which is to comply with the requirements of Rule 144 of the Securities Act of 1933, as amended (the “Act”), that are applicable to resales of securities held by an “affiliate,” as such term is defined in the Act.

The Company hereby confirms its agreements with the Seller as follows:

Section 1.    Purchase, Sale and Delivery of the Shares.

(a)    The Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to repurchase from the Seller, and the Seller agrees to sell to the Company, the maximum number of whole shares of the Company’s nonvoting common stock, par value $0.01 per share (the “Shares”), at a price per share equal to the Purchase Price, as results in an aggregate purchase price not in excess of $1,000,000,000, payable on the Closing Date (the “Repurchase”). As used herein, “Purchase Price” shall mean the lowest price per share at which any one Broker purchases shares of Common Stock from the Seller in connection with the 144 Sales.

(b)    The Closing Date. Payment for the Shares shall be made to the Seller in federal or other funds immediately available in New York City against delivery of the Shares for the account of the Company at 9:00 a.m., New York City time on August 3, 2022, or at such other time and on such other date as the Company and the Seller shall mutually agree (the time and date of such payment are hereinafter referred to as the “Closing Date.”)

(c)    Payment for the Shares. Payment for the Shares shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Seller.

(d)    Delivery of the Shares. The Shares shall be registered in such names and in such denominations as the Company shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to the Company on the Closing Date for the account of the Company.

Section 2.    Conditions of the Obligations of the Company. The obligations of the Seller to deliver the Shares and the Company to repurchase and pay for the Shares, in each case as provided herein on the Closing Date, shall be subject to the execution of the 144 Sales by 10:00 p.m., New York City time, on the day following the date hereof.

Section 3.    Automatic Termination. If the condition specified in Section 2 is not satisfied by the day and time specified therein, and as required to be satisfied, this Agreement will automatically terminate unless the parties mutually agree otherwise, which automatic termination shall be without liability on the part of any party to any other party, except that Section 7 shall at all times be effective and shall survive such automatic termination.

Section 4.    Notices. All communications hereunder shall be in writing, shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be directed to the parties hereto as follows:

If to the Seller:

TD Luxembourg International Holdings SARL

8-10 avenue de la Gare, L-1610

Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 154.812

Attention: Scott Ferguson

Email: ScottG.Ferguson@td.com

The Toronto-Dominion Bank

66 Wellington Street West

21st Floor, TD Tower

Toronto, Ontario

Canada M5K 1A2

Attention: Barbara Hooper; Renu Gupta

Email: Barbara.Hooper@tdsecurities.com; Renu.Gupta@td.com

With a copy (which shall not constitute notice) to:

The Toronto-Dominion Bank

66 Wellington Street West

4th Floor, TD Tower

Toronto, Ontario

Canada M5K 1A2

Attention: Jane Langford; Kashif Zaman

Email: Jane.Langford@td.com; Kashif.Zaman@td.com

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If to the Company:

The Charles Schwab Corporation

211 Main Street

Suite 17-201

San Francisco, CA 94105

(415) 667-7940

Attention: Peter Crawford, Managing Director and Chief Financial Officer

Email: Peter.Crawford@schwab.com

Either party hereto may change the address for receipt of communications by giving written notice to the other.

Section 5.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Company merely by reason of such purchase.

Section 6.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 7.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 8.    General Provisions. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE CHARLES SCHWAB CORPORATION

By:	/s/ Peter Crawford
	Name:	Peter Crawford
	Title:	Managing Director and Chief Financial Officer

[Signature Page to Repurchase Agreement]

The foregoing Repurchase Agreement is hereby confirmed and accepted by the Seller as of the date first above written.

TD LUXEMBOURG INTERNATIONAL HOLDINGS SARL

By:	/s/ Scott Ferguson
	Name:	Scott Ferguson
	Title:	Authorized Signatory

[Signature Page to Repurchase Agreement]